Exhibit 99.1

NEWS RELEASE

Timken Reports Second-Quarter Results;

Affirms 2014 Outlook

•	Earns $0.61 per diluted share from continuing operations, or $0.65 on an adjusted basis, following TimkenSteel spinoff on June 30
•	Affirms adjusted EPS estimate of $2.40 to $2.60 for 2014

NORTH CANTON, Ohio: July 31, 2014 — The Timken Company (NYSE: TKR; www.timken.com) today reported sales of $789 million for the second quarter of 2014. Sales exclude revenue attributable to the steel business, which was spun off as TimkenSteel Corporation (NYSE: TMST) at the end of June. Second-quarter sales were comparable to the previous year’s second quarter and reflect stronger demand in Process Industries, offset by lower shipments in Mobile Industries.

In the second quarter, Timken generated consolidated net income of $62.7 million, or $0.68 per diluted share. Net income from continuing operations totaled $56.5 million, or $0.61 per diluted share, compared with net income from continuing operations of $55.3 million, or $0.57 per diluted share, during the same period a year ago. (Earnings from discontinued operations of $0.07 per diluted share reflect steel business results of $0.31 per diluted share, partially offset by one-time separation costs of $0.24 per diluted share.)

Adjusted net income from continuing operations was $59.4 million, or $0.65 per diluted share in the second quarter, and compares to adjusted net income from continuing operations of $61.2 million, or $0.63 per diluted share, during the same period a year ago (reference Table 1 for adjustments). Despite strong manufacturing performance and lower selling and administrative expenses, adjusted net income was down slightly due to unfavorable mix, an inventory valuation adjustment and an accrual for value-added tax during the quarter. However, earnings per share increased due to the impact of share repurchases.

“The second quarter was in line with our expectations,” said Richard G. Kyle, Timken president and chief executive officer. “We delivered sequential revenue growth of 7 percent and adjusted margins improved by 200 basis points. The sequential increase reflects our strategic efforts to gain penetration in a slow-growth market environment and our margin improvement initiatives.

“During the quarter, we completed the spinoff of TimkenSteel on time and under budget and we’re now fully focused on executing our strategy for the bearings and power transmission business,” Kyle said. “We’re winning new OE and aftermarket business in both our Mobile and Process Industries segments. We expect a stronger second half based on modest market growth combined with penetration gains and continued cost improvement.”

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Table 1: 2Q Adjusted Net Income and Diluted Earnings Per Share (EPS)

	2014 – 2Q		2013 – 2Q
	($ in Mils.)	EPS	($ in Mils.)	EPS
Net Income from Continuing Operations	$56.5	$0.61	$55.3	$0.57
Adjustments:
Charges for cost-reduction initiatives and plant rationalizations	6.2		7.6
Provision for income taxes	(3.3)		(1.7)
Total adjustments	2.9	0.04	5.9	0.06
Net Income, after adjustments	$59.4	$0.65	$61.2	$0.63

During the quarter, the company:

•	Completed the spinoff of TimkenSteel Corporation in a tax-free distribution of TMST common shares to Timken shareholders;

•	Returned $56 million in capital to shareholders through the repurchase of 0.6 million shares and payment of dividends;

•	Received board authorization to repurchase an additional 10 million common shares, bringing the total number of shares authorized for repurchase to 11.5 million shares as of June 30;

•	Won new business on a large OEM platform within Mobile Industries. Combined with other penetration gains in 2014, the segment has already secured more than $100 million on an annualized basis, which will begin impacting revenue in 2015 and be fully realized in 2016;

•	Acquired the assets of Schulz Group, based in New Haven, Conn., expanding capabilities within the Process Industries segment with additional electric motor and generator repairs and motor rewind; and

•	Launched DeltaX, a multi-year initiative to improve the company’s concept-to-commercialization efforts, redesigning and expanding its engineering, product management and business systems talent, technology and tools.

Other second-quarter business results, reflecting continuing operations, worth noting:

Mobile Industries sales decreased 5 percent compared to the same period a year ago; sales were up 2 percent excluding the impact of program exits that concluded in 2013. Earnings before interest and taxes (EBIT) for the second quarter were $39.7 million. Adjusted EBIT was $43.7 million, and the segment attained a double-digit adjusted margin of 11.8 percent of sales, despite the negative impact of a value-added tax accrual during the quarter. Revenue, adjusted EBIT and margin all improved sequentially.

Process Industries sales increased 6 percent compared to last year’s second quarter. EBIT for the quarter was $67.9 million, which compares to $55 million during the same

The Timken Company

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period a year ago. Adjusted EBIT was $69.7 million, or 20.7 percent of sales, on improved volume and manufacturing performance. This compares to $55.1 million, or 17.3 percent of sales, for the same period a year ago. Adjusted margins improved both year-on-year and sequentially by more than 300 basis points.

Aerospace sales were essentially flat compared to last year’s second-quarter sales. EBIT for the quarter was $2.8 million, which compares to $7.8 million during the same period a year ago. Adjusted EBIT was $3.2 million, or 3.9 percent of sales, including an unfavorable inventory valuation adjustment of $3.8 million. This compares to adjusted EBIT of $7.9 million, or 9.6 percent of sales, for the same period a year ago. The company continues to focus on achieving an appropriate level of performance in Aerospace. An analysis is underway, and the results are expected to be communicated in the third quarter as plans are developed and approved.

Outlook (Continuing Operations)

The company continues to expect 2014 sales to be up approximately 3 percent compared to 2013.

•	Mobile Industries’ sales are expected to be down 2 to 4 percent, anticipating that revenue reductions of approximately $110 million in the light vehicle sector will be partially offset by organic growth in the rail sector.

•	Process Industries’ sales are estimated to be up 10 to 12 percent as a result of improved penetration in targeted original equipment sectors, stable to modestly improving end markets, and acquisitions.

•	Although the company anticipates increased shipments in the defense rotorcraft market sector, lower demand across the civil markets sectors and other defense platforms are expected to keep Aerospace sales relatively flat.

Timken projects 2014 annual earnings per diluted share to range from $2.20 to $2.40, which includes approximately $0.25 per diluted share of non-cash pension settlement charges related to ongoing and planned lump-sum programs, and $0.15 per share of costs associated with previously announced cost-reduction initiatives and plant rationalizations, partially offset by a $0.20 per share gain on the sale of land in Brazil. Excluding these items, adjusted earnings per diluted share would range from $2.40 to $2.60.

The company expects to generate cash from operations of approximately $370 million in 2014. Free cash flow is projected to be $250 million after making capital expenditures of $120 million.

Conference Call Information

Timken will host a conference call today at 11:00 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

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Conference Call:	Thursday, July 31, 2014
11:00 a.m. Eastern Time
Live Dial-In: 800-344-6698 or 785-830-7979
(Call in 10 minutes prior to be included.)
Conference ID: Timken Earnings Call
Live Webcast: www.timken.com/investors

Conference Call Replay:	Replay Dial-In available through August 14, 2014:
888-203-1112 or 719-457-0820
Replay Passcode: 2219857

About The Timken Company

The Timken Company (NYSE: TKR; www.timken.com) engineers, manufactures and markets Timken® bearings, transmissions, gearboxes, chain, and related products, and offers a spectrum of power system rebuild and repair services around the world. The leading authority on tapered roller bearings, Timken today applies its deep knowledge of metallurgy, tribology and power transmission across the broad spectrum of bearings and related systems to improve the reliability and efficiency of machinery and equipment all around the world. Known for its quality products and collaborative technical sales model, Timken posted $3 billion in sales in 2013 (excluding Steel business sales). With approximately 17,000 people operating from 28 countries, Timken makes the world more productive and keeps industry in motion.

Certain statements in this release (including statements regarding the company’s forecasts, estimates and expectations) that are not historical in nature are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company’s future financial performance, including information under the heading “Outlook,” are forward-looking. The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company’s financial statements for the second quarter of 2014; the company’s ability to respond to the changes in its end markets that could affect demand for the company’s products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company’s customers, which may have an impact on the company’s revenues, earnings and impairment charges; fluctuations in raw material and energy costs; the impact of the company’s last-in, first-out accounting; weakness in global or regional economic conditions and financial markets; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company’s pension obligations due to changes in interest rates or investment performance; the company’s ability to complete and achieve the benefits of announced plans, programs, initiatives, and capital investments; the company’s ability to realize the potential benefits of the spinoff of the steel business and avoid possible indemnification liabilities under certain agreements it entered into with TimkenSteel Corporation in connection with the spinoff; and the taxable nature of the spinoff. Additional factors are discussed in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2013, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

Media Contact: Gloria Irwin	Investor Contact: Steve Tschiegg
Communications Manager	Director – Capital Markets & Investor Relations
Telephone: (234) 262-3514	Telephone: (234) 262-7446
mediarelations@timken.com	steve.tschiegg@timken.com

The Timken Company

The Timken Company

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(Dollars in millions, except share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net sales	$789.2	$791.3	$1,526.0	$1,554.5

Cost of products sold	555.6	551.7	1,074.3	1,096.0

Gross Profit	233.6	239.6	451.7	458.5

Selling, general & administrative expenses (SG&A)	136.8	139.4	278.6	273.2

Impairment and restructuring	5.4	6.7	9.3	7.9

Operating Income	91.4	93.5	163.8	177.4

Other (expense) income, net	(1.5)	(0.9)	18.9	(0.9)

Earnings Before Interest and Taxes (EBIT) (1)	89.9	92.6	182.7	176.5

Interest expense, net	(4.7)	(5.6)	(9.2)	(11.5)

Income From Continuing Operations Before Income Taxes	85.2	87.0	173.5	165.0

Provision for income taxes	27.6	31.6	55.6	58.1

Income From Continuing Operations	57.6	55.4	117.9	106.9

Income from Discontinued Operations, net of income taxes(2)	6.2	27.5	29.7	50.9

Net Income	63.8	82.9	147.6	157.8

Less: Net Income (Loss) Attributable to Noncontrolling Interest	1.1	0.1	1.4	(0.1)

Net Income Attributable to The Timken Company	$62.7	$82.8	$146.2	$157.9

Net Income per Common Share Attributable to The Timken Company Common Shareholders
Earnings Per Share - Continuing Operations	$0.62	$0.58	$1.27	$1.12

Earnings Per Share - Discontinued Operations	$0.07	$0.28	$0.33	$0.52

Basic Earnings Per Share	$0.69	$0.86	$1.60	$1.64

Diluted Earnings Per Share - Continuing Operations	$0.61	$0.57	$1.26	$1.10

Diluted Earnings Per Share - Discontinued Operations	$0.07	$0.29	$0.32	$0.53

Diluted Earnings Per Share	$0.68	$0.86	$1.58	$1.63

Average Shares Outstanding	90,859,587	95,695,015	91,558,614	95,732,984

Average Shares Outstanding - assuming dilution	91,726,593	96,549,121	92,395,891	96,647,554

(1) EBIT is defined as operating income plus other income (expense). EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company’s performance and cash generation.

(2) Discontinued Operations relate to the spinoff of the Steel Business on June 30, 2014 and includes both operating results and separation costs.

BUSINESS SEGMENTS

(Dollars in millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2014	2013	2014	2013

Mobile Industries

Net sales to external customers	$370.8	$391.8	$715.2	$789.5
Earnings before interest and taxes (EBIT) (1)	$39.7	$52.5	$97.5	$104.3
EBIT Margin (1)	10.7%	13.4%	13.6%	13.2%

Process Industries

Net sales to external customers	$336.6	$317.5	$646.3	$600.5
Earnings before interest and taxes (EBIT) (1)	$67.9	$55.0	$118.6	$98.5
EBIT Margin (1)	20.2%	17.3%	18.4%	16.4%

Aerospace

Net sales to external customers	$81.8	$82.0	$164.5	$164.5
Earnings before interest and taxes (EBIT) (1)	$2.8	$7.8	$8.3	$16.4
EBIT Margin (1)	3.4%	9.5%	5.0%	10.0%

Unallocated corporate expense	$(20.5)	$(22.7)	$(41.7)	$(42.7)

Consolidated

Net sales to external customers	$789.2	$791.3	$1,526.0	$1,554.5
Earnings before interest and taxes (EBIT) (1)	$89.9	$92.6	$182.7	$176.5
EBIT Margin (1)	11.4%	11.7%	12.0%	11.4%

(1) EBIT is defined as operating income plus other income (expense). EBIT Margin is EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT and EBIT Margin is useful to investors as these measures are representative of the Company’s performance and cash generation.

CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions) (Unaudited)

	June 30, 2014	December 31, 2013

ASSETS

Cash and cash equivalents	$294.8	$384.6

Restricted cash	15.3	15.1

Accounts receivable	486.5	444.0

Inventories, net	625.0	582.6

Other current assets	140.5	144.7

Current assets, discontinued operations	—	366.5

Total Current Assets	1,562.1	1,937.5

Property, Plant and Equipment, net	838.3	855.8

Goodwill	349.2	346.1

Non-current pension assets	250.0	223.5

Other assets	265.6	265.8

Non-current assets, discontinued operations	—	849.2

Total Assets	$3,265.2	$4,477.9

LIABILITIES

Accounts payable	$178.0	$139.9

Short-term debt	314.6	269.3

Income taxes	60.6	114.3

Accrued expenses	296.7	304.3

Current liabilities, discontinued operations	—	152.3

Total Current Liabilities	849.9	980.1

Long-term debt	176.2	176.4

Accrued pension cost	138.5	159.0

Accrued postretirement benefits cost	129.8	138.3

Other non-current liabilities	166.7	157.8

Non-current liabilities, discontinued operations	—	217.7

Total Liabilities	1,461.1	1,829.3

EQUITY

The Timken Company shareholders’ equity	1,790.3	2,636.6

Noncontrolling Interest	13.8	12.0

Total Equity	1,804.1	2,648.6

Total Liabilities and Equity	$3,265.2	$4,477.9

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2014	2013	2014	2013

Cash Provided (Used)

OPERATING ACTIVITIES

Net income attributable to The Timken Company	$62.7	$82.8	$146.2	$157.9

Net income from discontinued operations	(6.2)	(27.5)	(29.7)	(50.9)

Net income (loss) attributable to noncontrolling interest	1.1	0.1	1.4	(0.1)

Adjustments to reconcile net income to net cash provided (used) by operating activities:

Depreciation and amortization	34.3	35.8	69.3	71.6

Impairment Charges	0.8	—	0.8	—

Pension and other postretirement expense	5.6	13.6	15.1	28.7
Pension and other postretirement benefit contributions and payments	(23.4)	(6.8)	(41.0)	(71.9)

Changes in operating assets and liabilities:

Accounts receivable	(15.4)	(3.2)	(39.3)	(37.9)

Inventories	(19.9)	9.6	(39.8)	1.8

Accounts payable	18.9	3.2	36.9	12.4

Accrued expenses	55.5	(4.3)	3.5	(74.1)

Income taxes	(58.4)	21.5	(47.4)	52.9

Other, net	14.8	(5.1)	(6.3)	(7.7)

Net Cash Provided By Operating Activities - Continuing Operations	$70.4	$119.7	$69.7	$82.7

Net Cash Provided (Used) By Operating Activities - Discontinued Operations	$5.7	$55.7	$46.6	$54.8

Net Cash Provided By Operating Activities	$76.1	$175.4	$116.3	$137.5

INVESTING ACTIVITIES

Capital expenditures	$(29.5)	$(42.0)	$(48.5)	$(63.9)

Acquisitions	(12.0)	(52.9)	(12.0)	(67.3)

Other	9.0	—	17.8	8.8

Net Cash Used by Investing Activities - Continuing Operations	$(32.5)	$(94.9)	$(42.7)	$(122.4)

Net Cash Used by Investing Activities - Discontinued Operations	$(42.3)	$(39.7)	$(77.0)	$(81.2)

Net Cash Used by Investing Activities	$(74.8)	$(134.6)	$(119.7)	$(203.6)

FINANCING ACTIVITIES

Cash dividends paid to shareholders	$(22.7)	$(22.1)	$(45.7)	$(44.2)

Purchase of treasury shares	(33.6)	(81.8)	(151.3)	(81.8)

Net proceeds (payments) from credit facilities	41.4	(9.5)	45.2	(16.5)

Distribution of TimkenSteel	(43.7)	—	(43.7)	—

Other	2.8	18.4	8.7	29.4

Net Cash Used by Financing Activities - Continuing Operations	$(55.8)	$(95.0)	$(186.8)	$(113.1)

Net Cash Provided by Financing Activities - Discontinued Operations	$100.0	$-	$100.0	$-

Net Cash Used by Financing Activities	$44.2	$(95.0)	$(86.8)	$(113.1)

Effect of exchange rate changes on cash	1.0	(6.9)	0.4	(10.4)

Increase (decrease) In Cash and Cash Equivalents	$46.5	$(61.1)	$(89.8)	$(189.6)

Cash and cash equivalents at beginning of period	248.3	457.9	384.6	586.4

Cash and Cash Equivalents at End of Period	$294.8	$396.8	$294.8	$396.8

Reconciliation of EBIT to GAAP Net Income:

This reconciliation is provided as additional relevant information about the Company’s performance. Management believes consolidated earnings before interest and taxes (EBIT) are representative of the Company’s performance and therefore useful to investors. Management also believes that it is appropriate to compare GAAP net income to consolidated EBIT.

(Dollars in millions) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net Income	$63.8	$82.9	$147.6	$157.8

Income From Discontinued Operations, net of income taxes	(6.2)	(27.5)	(29.7)	(50.9)
Provision for income taxes	27.6	31.6	55.6	58.1
Interest expense	5.8	6.1	11.3	12.6
Interest income	(1.1)	(0.5)	(2.1)	(1.1)
Consolidated earnings before interest and taxes (EBIT)	$89.9	$92.6	$182.7	$176.5

Reconciliation of Net Income Attributable to The Timken Company, After Adjustments, to GAAP Net Income Attributable to The Timken Company and Adjusted Earnings Per Share to GAAP Earnings Per Share:

This reconciliation is provided as additional relevant information about the Company’s performance. Management believes that net income attributable to The Timken Company and diluted earnings per share, adjusted to remove: (a) gain on the sale of real estate in Brazil; and (b) cost-reduction initiatives and plant rationalization costs are representative of the Company’s performance and therefore useful to investors.

	Three Months Ended				Six Months Ended
(Dollars in millions, except share data) (Unaudited)	June 30,				June 30,
	2014	EPS	2013	EPS	2014	EPS	2013	EPS
Income from Continuing Operations	$57.6		$55.4		$117.9		$106.9
Less: Net Income (Loss) Attributable to Noncontrolling Interest	1.1		0.1		1.4		(0.1)
	$56.5	$0.61	$55.3	$0.57	$116.5	$1.26	$107.0	$1.10

Adjustments:
Gain on sale of real estate in Brazil (1)	-	-	-	-	(22.6)	(0.24)	-	-
Cost-reduction initiatives and plant rationalization costs (2)	6.2	0.07	7.6	0.08	11.2	0.12	12.3	0.13
Provision for income taxes (3)	(3.3)	(0.03)	(1.7)	(0.02)	0.7	0.01	(4.2)	(0.04)
Total Adjustments:	2.9	0.04	5.9	0.06	(10.7)	(0.11)	8.1	0.09
Net Income Attributable to The Timken Company, after adjustments	$59.4	$0.65	$61.2	$0.63	$105.8	$1.15	$115.1	$1.19

(1) Gain on the sale of real estate relates to the sale of the former manufacturing facility in Sao Paulo, Brazil.

(2) Cost-reduction initiatives and plant rationalization costs relate to plant closures of the Company’s manufacturing facilities in Sao Paulo, Brazil and St. Thomas, Ontario, Canada, the rationalization of certain plants, and severance related to cost reduction inititiatives.

(3) Provision for income taxes includes the tax impact on pre-tax special items, the impact of discrete tax items recorded during the respective periods, as well as adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

Reconciliation of EBIT Margin, After Adjustments, to Net Income as a Percentage of Sales and EBIT, After Adjustments, to Net Income:

The following reconciliation is provided as additional relevant information about the Company’s performance. Management believes that EBIT and EBIT margin, after adjustments, are representative of the Company’s core operations and therefore useful to investors.

(Dollars in millions, except share data)	Three Months Ended				Six Months Ended
(Unaudited)	June 30,				June 30,
	2014	Percentage to Net Sales	2013	Percentage to Net Sales	2014	Percentage to Net Sales	2013	Percentage to Net Sales

Net Income	$63.8	8.1%	$82.9	10.5%	$147.6	9.7%	$157.8	10.2%

Income From Discontinued Operations, net of income taxes	(6.2)	(0.8)%	(27.5)	(3.5)%	(29.7)	(1.9)%	(50.9)	(3.3)%

Provision for income taxes	27.6	3.5%	31.6	4.0%	55.6	3.7%	58.1	3.7%

Interest expense	5.8	0.7%	6.1	0.8%	11.3	0.7%	12.6	0.8%

Interest income	(1.1)	(0.1)%	(0.5)	(0.1)%	(2.1)	(0.1)%	(1.1)	(0.1)%

Consolidated earnings before interest and taxes (EBIT)	$89.9	11.4%	$92.6	11.7%	$182.7	12.1%	$176.5	11.4%

Adjustments:

Gain on sale of real estate in Brazil (1)	—	—%	—	—%	(22.6)	(1.5)%	—	—%

Cost-reduction initiatives and plant rationalization costs (2)	6.2	0.8%	7.6	1.0%	11.2	0.7%	12.3	0.8%

Total Adjustments	6.2	0.8%	7.6	1.0%	(11.4)	(0.8)%	12.3	0.8%
Consolidated earnings before interest and taxes (EBIT), after adjustments	$96.1	12.2%	$100.2	12.7%	$171.3	11.3%	$188.8	12.2%

(1) Gain on the sale of real estate relates to the sale of the former manufacturing facility in Sao Paulo, Brazil.

(2) Cost-reduction initiatives and plant rationalization costs relate to plant closures of the Company’s manufacturing facilities in Sao Paulo, Brazil and St. Thomas, Ontario, Canada, the rationalization of certain plants, and severance related to cost reduction initiatives.

Reconciliation of EBIT Margin, After Adjustments, to EBIT as a Percentage of Sales and EBIT, After Adjustments, to EBIT:

The following reconciliation is provided as additional relevant information about the Company’s Mobile Industries, Process Industries, and Aerospace segment performance. Management believes that segment EBIT and EBIT margin, after adjustments, are representative of the segment’s core operations and therefore useful to investors.

	Mobile Industries

(Dollars in millions) (Unaudited)	Three Months Ended June 30, 2014	Percentage to Net Sales	Three Months Ended June 30, 2013	Percentage to Net Sales	Six Months Ended June 30, 2014	Percentage to Net Sales	Six Months Ended June 30, 2013	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$39.7	10.7%	$52.5	13.4%	$97.5	13.6%	$104.3	13.2%

Gain on sale of real estate in Brazil (1)	-	—%	-	—%	(22.6)	(3.2)%	-	—%
Cost-reduction initiatives and plant rationalization costs(2)	4.0	1.1%	7.4	1.9%	7.1	1.0%	11.8	1.5%
Earnings before interest and taxes (EBIT), after adjustments	$43.7	11.8%	$59.9	15.3%	$82.0	11.4%	$116.1	14.7%

	Process Industries

(Dollars in millions) (Unaudited)	Three Months Ended June 30, 2014	Percentage to Net Sales	Three Months Ended June 30, 2013	Percentage to Net Sales	Six Months Ended June 30, 2014	Percentage to Net Sales	Six Months Ended June 30, 2013	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$67.9	20.2%	$55.0	17.3%	$118.6	18.4%	$98.5	16.4%

Cost-reduction initiatives and plant rationalization costs(2)	1.8	0.5%	0.1	—%	3.0	0.5%	0.4	0.1%
Earnings before interest and taxes (EBIT), after adjustments	$69.7	20.7%	$55.1	17.3%	$121.6	18.9%	$98.9	16.5%

	Aerospace

(Dollars in millions) (Unaudited)	Three Months Ended June 30, 2014	Percentage to Net Sales	Three Months Ended June 30, 2013	Percentage to Net Sales	Six Months Ended June 30, 2014	Percentage to Net Sales	Six Months Ended June 30, 2013	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$2.8	3.4%	$7.8	9.5%	$8.3	5.0%	$16.4	10.0%

Cost-reduction initiatives and plant rationalization costs(2)	0.4	0.5%	0.1	0.1%	1.1	0.7%	0.1	0.1%
Earnings before interest and taxes (EBIT), after adjustments	$3.2	3.9%	$7.9	9.6%	$9.4	5.7%	$16.5	10.1%

(1)	Gain on the sale of real estate relates to the sale of the former manufacturing facility in Sao Paulo, Brazil.

(2)	Cost-reduction initiatives and plant rationalization costs relate to plant closures of the Company’s manufacturing facilities in Sao Paulo, Brazil and St. Thomas, Ontario, Canada, the rationalization of certain plants, and severance related to cost reduction initiatives.

Reconciliation of EBIT Margin, After Adjustments, to Net Income as a Percentage of Sales and EBIT, After Adjustments, to Net Income:

The following reconciliation is provided as additional relevant information about the Company’s performance. Management believes that EBIT and EBIT margin, after adjustments, are representative of the Company’s core operations and therefore useful to investors.

	Three Months Ended
(Dollars in millions, except share data) (Unaudited)	March 31,
	2014	Percentage to Net Sales	2013	Percentage to Net Sales

Net Income	$83.8	11.4%	$74.9	9.8%

Income From Discontinued Operations, net of income taxes	(23.5)	(3.2)%	(23.4)	(3.1)%

Provision for income taxes	28.0	3.8%	26.5	3.5%

Interest expense	5.5	0.8%	6.4	0.8%

Interest income	(1.0)	(0.1)%	(0.5)	(0.1)%

Consolidated earnings before interest and taxes (EBIT)	$92.8	12.6%	$83.9	11.0%

Adjustments:

Gain on sale of real estate in Brazil (1)	(22.6)	(3.1)%	—	—%

Cost-reduction initiatives and plant rationalization costs (2)	5.0	0.7%	4.7	0.6%

Total Adjustments	(17.6)	(2.4)%	4.7	0.6%
Consolidated earnings before interest and taxes (EBIT), after adjustments	$75.2	10.2%	$88.6	11.6%

(1) Gain on the sale of real estate relates to the sale of the former manufacturing facility in Sao Paulo, Brazil.

(2) Cost-reduction initiatives and plant rationalization costs relate to plant closures of the Company’s manufacturing facilities in Sao Paulo, Brazil and St. Thomas, Ontario, Canada, the rationalization of certain plants, and severance related to cost reduction initiatives.

Reconciliation of EBIT Margin, After Adjustments, to EBIT as a Percentage of Sales and EBIT, After Adjustments, to EBIT:

The following reconciliation is provided as additional relevant information about the Company’s Mobile Industries, Process Industries, and Aerospace segment performance. Management believes that segment EBIT and EBIT margin, after adjustments, are representative of the segment’s core operations and therefore useful to investors.

	Mobile Industries

(Dollars in millions) (Unaudited)	Three Months Ended March 31, 2014	Percentage to Net Sales	Three Months Ended March 31, 2013	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$57.8	16.8%	$51.7	13.0%

Gain on sale of real estate in Brazil (1)	(22.6)	(6.6)%		—%

Cost-reduction initiatives and plant rationalization costs(2)	3.2	0.9%	4.6	1.2%
Earnings before interest and taxes (EBIT), after adjustments	$38.4	11.1%	$56.3	14.2%

	Process Industries

(Dollars in millions) (Unaudited)	Three Months Ended March 31, 2014	Percentage to Net Sales	Three Months Ended March 31, 2013	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$50.7	16.4%	$43.5	15.4%

Cost-reduction initiatives and plant rationalization costs(2)	1.1	0.4%	0.1	—%
Earnings before interest and taxes (EBIT), after adjustments	$51.8	16.7%	$43.6	15.4%

	Aerospace

(Dollars in millions) (Unaudited)	Three Months Ended March 31, 2014	Percentage to Net Sales	Three Months Ended March 31, 2013	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$5.5	6.7%	$8.6	10.4%

Cost-reduction initiatives and plant rationalization costs(2)	0.5	0.6%	-	—%
Earnings before interest and taxes (EBIT), after adjustments	$6.0	7.3%	$8.6	10.4%

(1) Gain on the sale of real estate relates to the sale of the former manufacturing facility in Sao Paulo, Brazil.

(2) Cost-reduction initiatives and plant rationalization costs relate to plant closures of the Company’s manufacturing facilities in Sao Paulo, Brazil and St. Thomas, Ontario, Canada, the rationalization of certain plants, and severance related to cost reduction initiatives.

Reconciliation of Income from Discontinued Operations, net of income taxes, to income from Discontinued Operations, net of income taxes, after adjustments:

This reconciliation is provided as additional relevant information about the Company’s performance. Management believes that income from discontinued operations, net of income taxes, adjusted to remove: (a) Steel business separation-related costs and (b) provision for income taxes are representative of the Company’s steel business performance and therefore useful to investors.

(Dollars in millions, except share data) (Unaudited)	Three Months Ended June 30,				Six Months Ended June 30,

	2014	EPS	2013	EPS	2014	EPS	2013	EPS

Income from Discontinued Operations, net of income taxes	$6.2	$0.07	$27.5	$0.28	$29.7	$0.32	$50.9	$0.52

Adjustments:

Separation Costs (1)	33.1	0.36	—	—	44.6	0.48	—	—

Provison for income taxes (2)	(11.2)	(0.12)	—	—	(10.6)	(0.11)	—	—

Total Adjustments:	21.9	0.24	—	—	34.0	0.37	—	—
Income from Discontinued operations, net of income taxes, after adjustments	$28.1	$0.31	$27.5	$0.28	$63.7	$0.69	$50.9	$0.52

(1) Separation-related costs include severance costs associated with the Company’s spinoff of the Steel business.

(2) Provison for income taxes includes the tax impact on pre-tax special items, the impact of discrete tax items recorded during the respective periods, as well as adjustments to reflect the use of one overall effective tax rate on Adjusted pre-tax income in interim periods.

Reconciliation of Total Debt to Net Debt and the Ratio of Net Debt to Capital:

This reconciliation is provided as additional relevant information about the Company’s financial position. Capital, used for the ratio of total debt to capital, is defined as total debt plus total shareholders’ equity. Capital, used for the ratio of net debt to capital, is defined as total debt less cash and cash equivalents plus total shareholders’ equity. Management believes Net Debt is an important measure of the Company’s financial position, due to the amount of cash and cash equivalents.

(Dollars in millions) (Unaudited)

	June 30, 2014	December 31, 2013

Short-term debt	$314.6	$269.3

Long-term debt	176.2	176.4

Total Debt	$490.8	$445.7

Less: Cash, cash equivalents and restricted cash	(310.1)	(399.7)
Net Debt	$180.7	$46.0

Total equity	$1,804.1	$2,648.6

Ratio of Total Debt to Capital	21.4%	14.4%

Ratio of Net Debt to Capital	9.1%	1.7%

Reconciliations of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:

Management believes that free cash flow and free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net cash provided by operating activities from continuing operations	$70.4	$119.7	$69.7	$82.7

Less: capital expenditures	(29.5)	(42.0)	(48.5)	(63.9)

Free cash flow	$40.9	$77.7	$21.2	$18.8